Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of OP Bancorp of our report dated March 5, 2018 relating to the consolidated financial statements included in the Form S-1 of OP Bancorp.

/s/ Crowe Horwath LLP

Los Angeles, California
April 27, 2018

EXHIBIT 23.1